As filed with the Securities and Exchange Commission on October 21, 2005

Registration No. 333-127311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

The Union Light, Heat and Power Company

(Exact name of registrant as specified in its charter)

Kentucky	31-0473080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

139 East Fourth Street
Cincinnati, Ohio 45202
(513) 421-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WENDY L. AUMILLLER
Vice President and Treasurer
The Union Light, Heat and Power Company
139 East Fourth Street
Cincinnati, Ohio 45202
(513) 287-2368

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. WILLIAM DUMOND, ESQ. Senior Counsel The Union Light, Heat and Power C ompany 139 East Fourth Street Cincinnati, Ohio 45202 (Counsel for the Registrant)	DAVID A. NEUHARDT, ESQ. Thompson Hine LLP 312 Walnut Street Cincinnati, OH 45202-4089 (Counsel for the Registrant)	CHARLES S. WHITMAN, III, ESQ. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (Counsel for the Underwriters)

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
	Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Registration
To Be Registered	Registered(1)(2)(5)	Unit (3)	Price (3)(5)	Fee(2)(4)(5)
Unsecured Debt Securities
Secured Debt Securities
Total	$70,000,000	100%	$70,000,000	$8,239

(1)                An indeterminate aggregate initial offering of unsecured debt securities and secured debt securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $70,000,000.

(2)                Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $35,000,000 aggregate initial offering price of the Registrant’s unsecured debt securities that were previously registered pursuant to Registration Statement No. 333-119120 and have not yet been issued and sold and $20,000,000 aggregate initial offering price of the Registrant’s first mortgage bonds that were previously registered pursuant to Registration Statement No. 33-40245 and have not yet been issued and sold. Such securities are carried forward into the prospectus included in this Registration Statement.

(3)                Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Proposed maximum offering price per unit is not specified as to each class of securities pursuant to General Instruction II.D to Form S-3 and Rule 457(o) under the Securities Act.

(4)                With respect to the $55,000,000 aggregate initial offering price of securities previously registered and carried forward into the prospectus included with this Registration Statement pursuant to Rule 429 under the Securities Act, the Registrant has previously paid the related filing fees. Remainder of the registration fee paid with the initial filing of this Registration Statement.

(5)                Represents a reduction in the amount being registered from the initial filing of this Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement and any supplements to such prospectus also relates to the remaining $55,000,000 aggregate principal amount of the Registrant’s unsecured debt and first mortgage bonds previously registered and unissued under the Securities Act of 1933 by Registration Statement Nos. 333-119120 and 333-40245.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Subject to Completion, Dated August 8, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

The Union Light, Heat and Power Company

By this prospectus, we offer up to

$125,000,000

of

Unsecured Debt Securities and

Secured Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or any combinations thereof in one or more offerings with a maximum aggregate offering price of up to $125,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

In this prospectus, unless the context indicates otherwise, the terms “ULH&P,” “Union Light,” “the Company,” “we,” “our,” “ours” and “us” refer to The Union Light, Heat and Power Company.

We sometimes refer to our unsecured debt securities and secured debt securities as the securities. For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also read our filings over the Internet at the SEC’s home page at http: //www.sec.gov.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to Union Light and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all the offered securities to which this prospectus relates or the offering is otherwise terminated:

(a)    Annual Report on Form 10-K for the year ended December 31, 2004;

(b)   Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

(c)    Current Report on Form 8-K dated September 15, 2005.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning the office of Wendy L. Aumiller, Vice President and Treasurer, The Union Light, Heat and Power Company, 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 287-2368.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplements. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

THE COMPANY

We are an electric and gas public utility company incorporated in Kentucky. We are primarily engaged in the transmission, distribution, and sale of electric energy and the sale and transportation of natural gas in northern Kentucky. The area we serve with electricity, gas, or both covers approximately 500 square miles, has an estimated population of 345,000 people, and includes the cities of Covington, Florence and Newport in Kentucky.

We are a wholly-owned subsidiary of The Cincinnati Gas & Electric Company (“CG&E”), an exempt holding company under the Public Utility Holding Company Act of 1935. The Cincinnati Gas & Electric Company is a wholly-owned subsidiary of Cinergy Corp., a registered holding company under the Public Utility Holding Company Act of 1935.

Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 421-9500.

RECENT DEVELOPMENTS

Transfer of Generating Assets to ULH&P

The Kentucky Public Service Commission and the Federal Energy Regulatory Commission have approved ULH&P’s planned acquisition of CG&E’s approximately 69 percent ownership interest in the East Bend Station, located in Boone County, Kentucky, the Woodsdale Station, located in Butler County, Ohio, and one generating unit at the four-unit Miami Fort Station located in Hamilton County, Ohio, and associated transactions. ULH&P is currently seeking approval of the transaction in a proceeding before the SEC, wherein the Ohio Consumers’ Counsel has intervened in opposition. The transfer, which will be at net book value, will not affect current electric rates for ULH&P’s customers, as power will be provided under the same terms as under the current wholesale power contract with CG&E through December 31, 2006. Assuming receipt of SEC approval, we would anticipate the transfer to take place in the fourth-quarter of 2005.

Merger of Parent Company

On May 8, 2005, Cinergy Corp. entered into an agreement and plan of merger with Duke Energy Corporation (Duke), a North Carolina corporation, whereby Cinergy Corp. will be merged with and into Duke. Under the merger agreement, each share of Cinergy Corp. common stock will be converted into 1.56 shares of the newly formed company, Duke Energy Holding Corp. The merger agreement has been approved by both companies’ Boards of Directors. Consummation of the merger is subject to customary conditions, including, among others, the approval of the shareholders of both companies and the approvals of various regulatory authorities. With respect to ULH&P, an application for approval of the merger has been filed with Kentucky Public Service Commission.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, such as repayment of outstanding indebtedness, including indebtedness incurred related to the asset transfer referred to in “Recent Developments—Transfer of Generating Assets To ULH&P” above, and for the funding of capital expenditures related to construction projects.

RATIO OF EARNINGS TO FIXED CHARGES

Listed below is the ratio of earnings to fixed charges for the six months ended June 30, 2005 and for each year in the five-year period ended December 31, 2004.

		Year Ended December 31,
	Six Months Ended June 30, 2005	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	3.27	5.71	5.06	4.45	7.38	5.80

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of:

•       interest expense;

•       amortized premiums, discounts and capitalized expenses related to indebtedness; and

•       an estimate of the interest within rental expense.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under an Indenture (the “Debenture Indenture”), between us and Deutsche Bank Trust Company Americas, as debenture trustee. When we offer to sell any unsecured debt securities, we will provide information about these unsecured debt securities in a prospectus supplement.

We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

•       the title of the unsecured debt securities;

•       any limit on the aggregate principal amount of the unsecured debt securities;

•       the date or dates on which the principal of any of the unsecured debt securities will be payable;

•       the rate or rates at which any of the unsecured debt securities will bear interest, if any;

•       the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•       the right, if any, to extend interest payment periods and the duration of any extension;

•       any redemption, repayment or sinking fund provisions;

•       the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

•       the denominations in which the unsecured debt securities will be issuable;

•       the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

•       any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

•       any addition to or change in the covenants in the Debenture Indenture;

•       whether such unsecured debt securities are convertible into other securities and the terms thereof;

•       the applicability of or any change in the subordination provisions of the Debenture Indenture for a series of unsecured debt securities; and

•       any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

In this prospectus, we use the term “senior debt” to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

(a)          all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all secured debt securities of the Company outstanding from time to time;

(b)         all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

(c)          all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

unless the instrument creating, evidencing, or assuming or guaranteeing any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

The unsecured debt securities may be presented for exchange or registration of transfer in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any taxes or other governmental charges associated with these services.

Global Securities

We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a “global security”) that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

•       the depositary may transfer the whole global security to a nominee;

•       the depositary’s nominee may transfer the whole global security to the depositary;

•       the depositary’s nominee may transfer the whole global security to another nominee of the depositary; and

•       the depositary (or its nominee) may transfer the whole global security to its (or its nominee’s) successor.

A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

•       the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

•       an event of default has occurred and is continuing with respect to the global security; or

•       circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

We will describe the specific terms of the depositary arrangements with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary’s records. For people who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of such securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary (or its nominee) is the record owner of a global security, it (or its nominee) will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through such participants to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in “street name,” and will be the responsibility of each participant.

Withdrawal of Depositary

If the depositary for any unsecured debt securities represented by a global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and a successor depositary is not appointed within 90 days, unsecured debt securities in definitive form will be issued in exchange for the relevant global security. In addition, we may at any time and in our sole discretion determine not to have any of the unsecured debt securities of a series represented by one or more global securities and, in such event, unsecured debt securities of the series in definitive form will be issued in exchange for all of the global security or global securities representing the unsecured debt securities. Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the debenture trustee. We expect that the instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other entity, sell or convey all or substantially all of our assets to any person or entity or otherwise engage in restructuring transactions, provided that the successor entity assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

•       failure to pay principal of or any premium on any debt security of that series when due;

•       failure to pay any interest on any debt security of that series when due, continued for 30 days;

•       failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•       failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee, or the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series, as provided in the Debenture Indenture;

•       certain events of bankruptcy, insolvency or reorganization; and

•       any other event of default provided in a supplemental indenture under which the debt securities are issued.

If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series by notice as provided in the Debenture Indenture may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

No holder of an unsecured debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

(a)          the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

(b)         the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

(c)          the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after receipt by the debenture trustee of the initial notice, written request and offer of indemnity. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; provided, however, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•       change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•       reduce the principal amount of, or any premium or interest on, any debt security;

•       reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•       change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•       affect the applicability of the subordination provisions to any debt security;

•       impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•       reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture;

•       reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or

•       modify the provisions relating to modification and waiver.

The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such other shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge.

If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Defeasance of Certain Covenants.

If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in any applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

Union Light and the debenture trustee, and any agent of Union Light or the debenture trustee, may treat the person in whose name an unsecured debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

Deutsche Bank Trust Company Americas is the debenture trustee under the Debenture Indenture. Deutsche Bank also acts as the trustee for certain debt securities of one of our affiliates. Deutsche Bank makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

DESCRIPTION OF SECURED DEBT SECURITIES

We may issue the secured debt securities from time to time in the future, in one or more series, under a Mortgage Indenture as it may be supplemented from time to time (“Mortgage Indenture”) expected to be executed between us and Deutsche Bank Trust Company Americas, as trustee, or the mortgage trustee. A form of the Mortgage Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

We have summarized certain terms and provisions of the Mortgage Indenture. This summary is not complete. You should read the Mortgage Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Mortgage Indenture. We will describe the particular terms of the secured debt securities, and provisions that vary from those described below, in one or more prospectus supplements. The Mortgage Indenture is subject to the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act for provisions that apply to the secured debt securities.

There is no requirement under the Mortgage Indenture that future issuances of secured debt securities be issued exclusively under the Mortgage Indenture, and we will be free to employ other Mortgage Indentures or agreements containing provisions different from those included in the Mortgage Indenture or applicable to one or more issues of secured debt securities, in connection with future issues of other secured debt securities.

General

Subject to certain issuance restrictions described below or in a prospectus supplement, the Mortgage Indenture permits us to issue an unlimited amount of secured debt securities from time to time. All secured debt securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional secured debt securities of that series. This means that we may from time to time, without the consent of the existing holders of the secured debt securities of any series, create and issue additional secured debt securities of a series having the same terms and conditions as the previously-issued secured debt securities of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional secured debt securities. Additional secured debt securities issued in this manner will be consolidated with, and will form a single series with, the previously-issued secured debt securities of that series. For more information, see the discussion below under “Issuance of Additional Secured Debt Securities.”

The secured debt securities will be issued on the basis of, and primarily secured by, the lien of the Mortgage Indenture on our Electric and Gas Utility Property (as defined below under “Lien of the Mortgage Indenture”). A prospectus supplement and an officer’s certificate relating to any series of secured debt securities being offered will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•  the title of the secured debt securities;

•  any limit upon the total principal amount of the secured debt securities;

•  the dates, or the method to determine these dates, on which the principal of the secured debt securities will be payable and how it will be paid;

•  the interest rate or rates which the secured debt securities will bear, or how the rate or rates will be determined, the interest payment dates for the secured debt securities and the regular record dates for interest payments;

•  the percentage, if less than 100%, of the principal amount of the secured debt securities that will be payable if the maturity of the secured debt securities is accelerated;

•  the terms pursuant to which the secured debt securities may be redeemed;

•  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the secured debt securities;

•  any additions to the events of default under the Mortgage Indenture or additions to our covenants under the Mortgage Indenture for the benefit of the holders of secured debt securities;

•  any collateral, security, assurance or guarantee for the secured debt securities; and

•  any other terms of the secured debt securities not inconsistent with the terms of the Mortgage Indenture.

We may sell secured debt securities at a discount below their principal amount. United States federal income tax considerations applicable to secured debt securities sold at an original issue discount will be described in the prospectus supplement if we sell secured debt securities at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any secured debt securities denominated or payable in a currency or currency unit other than United States dollars will be described in the prospectus supplement if we sell secured debt securities denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Mortgage Indenture will not afford holders of secured debt securities protection in the event of a highly-leveraged transaction involving us.

Security

Except as described below under this heading and under “Issuance of Additional Secured Debt Securities,” all secured debt securities will be secured, equally and ratably, by the lien of the Mortgage Indenture upon our Electric and Gas Utility Property (as defined below under “Lien of the Mortgage Indenture”).

Lien of the Mortgage Indenture

The Mortgage Indenture will create a lien on substantially all of our fixed electricity generation, transmission and distribution, and natural gas distribution, properties owned by us immediately prior to the time it is executed and recorded, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties, other than Excepted Property (as defined below). At the date of this prospectus, these properties are located in the state of Kentucky. These properties are sometimes referred to as our “Electric and Gas Utility Property.”

Permitted Liens

The lien of the Mortgage Indenture is subject to Permitted Liens described in the Mortgage Indenture. These Permitted Liens include liens existing at the execution date of the Mortgage Indenture, liens on property at the time we acquire the property, tax liens and other governmental charges which are not delinquent or which are being contested in good faith, mechanics’, construction and materialmen’s liens, specified judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, our property, specified leases and leasehold interests, liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property, rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property, liens which have been bonded or for which other security arrangements have been made, liens created in connection with the issuance of tax-exempt bonds, purchase money liens and liens related to the construction or acquisition of property, or the development or expansion of property, liens which secure specified secured debt securities equally and ratably with other obligations, and additional liens on any of our property (other than Excepted Property, as described below) to secure debt for borrowed money in an aggregate principal amount not exceeding the greater of 10% of our Net Tangible Assets (as described below) or 10% of our Capitalization.

The Mortgage Indenture provides that the mortgage trustee will have a lien, prior to the lien on behalf of the holders of secured debt securities, upon the collateral for the secured debt securities for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. This lien would be a Permitted Lien under the Mortgage Indenture.

Excepted Property

The lien of the Mortgage Indenture does not cover, among other things, the following types of property:

•  all property of subsidiaries, if any;

•  all cash and securities (including the capital stock of any subsidiaries) not paid, deposited or held under the Mortgage Indenture, and all policies of insurance on the lives of our officers;

•  all contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, transition property, claims, demands and judgments;

•  all governmental and other licenses, permits, franchises, consents and allowances;

•  intellectual property rights and other general intangibles;

•  all vehicles, movable equipment, aircraft and vessels;

•  all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•  all electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•  all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property under the lease agreement, whether or not the lease agreement is intended as security;

•  all property which subsequent to the execution date of the Mortgage Indenture has been released from the lien of the Mortgage Indenture;

•  any and all property not acquired or constructed by us for use in our electricity generation, transmission and distribution, and natural gas distribution business; and

•  any and all easements and rights of way or other similar property rights.

We sometimes refer to property of ours not covered by the lien of the Mortgage Indenture as “Excepted Property.”

We may enter into supplemental Mortgage Indentures with the mortgage trustee, without the consent of the holders, in order to subject additional property (including property that would otherwise be excepted from the lien) to the lien of the Mortgage Indenture. This property would then constitute Property Additions and part of the collateral for the secured debt securities, and would be available as a basis for the issuance of secured debt securities. See “Issuance of Additional Secured Debt Securities.”

The Mortgage Indenture provides that after-acquired properties (other than Excepted Property) that are improvements, extensions or additions to, or renewals, replacements or substitutions of or for, any part or parts of our Electric and Gas Utility Property will be subject to the lien of the Mortgage Indenture. We may also elect to subject additional property to the lien of the Mortgage Indenture by amending the Mortgage Indenture.

Issuance of Additional Secured Debt Securities

Subject to the issuance restrictions described below, the maximum principal amount of secured debt securities that may be authenticated and delivered under the Mortgage Indenture is unlimited. Secured debt securities of any series may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding:

•  70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of secured debt securities, the release of collateral for the secured debt securities or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after specified deductions and additions, primarily including adjustments to offset property retirements;

•  the aggregate principal amount of retired secured debt securities; or

•  an amount of cash deposited with the mortgage trustee.

Property Additions generally include any property that is owned by us and is subject to the lien of the Mortgage Indenture.

Release of Property

Unless an event of default under the Mortgage Indenture has occurred and is continuing, we may obtain the release from the lien of the Mortgage Indenture of any collateral for the secured debt securities, except for cash held by the mortgage trustee, upon delivery to the mortgage trustee of an amount in cash equal to the amount, if any, by which the Cost of the property to be released (or, if less, the Fair Value to us of the property at the time it became Funded Property) exceeds the aggregate of:

•  an amount equal to the aggregate principal amount of obligations secured by Purchase Money Liens upon the property to be released and delivered to the mortgage trustee;

•  an amount equal to the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired or made within the 90-day period preceding the release);

•  the aggregate principal amount of secured debt securities that we would be entitled to issue on the basis of retired secured debt securities (with the entitlement being waived by operation of the release);

•  any amount of cash and/or an amount equal to the aggregate principal amount of obligations secured by Purchase Money Liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the Mortgage Indenture, subject to specified limitations described below;

•  the aggregate principal amount of secured debt securities delivered to the mortgage trustee (with the secured debt securities to be canceled by the mortgage trustee); and

•  any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

Property that is not Funded Property may generally be released from the lien of the Mortgage Indenture without depositing any cash or property with the mortgage trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after some deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. If we retain any interest in any property released from the lien of the Mortgage Indenture, the Mortgage Indenture will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property.

Withdrawal of Cash

Unless an event of default under the Mortgage Indenture has occurred and is continuing, and subject to specified limitations, cash held by the mortgage trustee may, generally, (1) be withdrawn by us (a) to the extent of the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of secured debt securities that we would be entitled to issue on the basis of retired secured debt securities (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding secured debt securities delivered to the mortgage trustee, or (2) upon our request, be applied to (a) the purchase of secured debt securities or (b) the payment (or provision for payment) at stated maturity of any secured debt securities or the redemption (or provision for payment) of any secured debt securities which are redeemable.

Limitation on Secured Debt

So long as any of the secured debt securities remain outstanding, we will not issue any Secured Debt other than Permitted Secured Debt (in each case as defined below) without the consent of the holders of a majority in principal amount of the outstanding secured debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that this covenant will not prohibit the creation or existence of any Secured Debt if either:

•  we make effective provision whereby all secured debt securities then outstanding will be secured equally and ratably with the Secured Debt; or

•  we deliver to the mortgage trustee bonds, notes or other evidences of indebtedness secured by the lien which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the secured debt securities then outstanding and meeting other requirements set forth in the Mortgage Indenture.

“Secured Debt” means Debt created, issued, incurred or assumed by us which is secured by a lien upon any of our property (other than Excepted Property). For purposes of this covenant, any Capitalized Lease Liabilities will be deemed to be Debt secured by a lien on our property.

“Debt” means:

•  our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay the borrowed money;

•  any guaranty by us of any indebtedness of another person; and

•  any Capitalized Lease Liabilities.

“Debt” does not include, among other things:

•  indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services;

•  any trade obligations (including any obligations under power or other commodity purchase agreements and any associated hedges or derivatives) or other obligations in the ordinary course of business;

•  obligations under any lease agreement that are not Capitalized Lease Liabilities; or

•  any liens securing indebtedness, neither assumed nor guaranteed by us nor on which we customarily pay interest, existing upon real estate or rights in or relating to real estate acquired by us for substation, transmission line, transportation line, distribution line or right of way purposes.

“Permitted Secured Debt” means, as of any particular time:

•  Secured Debt Securities previously issued and outstanding under the Mortgage Indenture;

•  Secured Debt which matures less than one year from the date of the issuance or incurrence and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any the Secured Debt by or with Secured Debt that matures less than one year from the date of the refunding, refinancing and/or replacement and is not extendible at the option of the issuer;

•  Secured Debt secured by Purchase Money Liens or any other liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no Purchase Money Lien or other Lien of this type will extend to or cover any of our property other than (1) the property so acquired and improvements, extensions and additions to the property and renewals, replacements and substitutions of or for the property or any part or parts of the property and (2) with respect to Purchase Money Liens, other property subsequently acquired by us;

•  Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the lien which secures the Secured Debt is required either by applicable law or by the issuer of the governmental obligations or is otherwise necessary in order to establish or maintain the exclusion from gross income; and any refundings, refinancings and/or replacements of any Secured Debt by or with similar Secured Debt;

•  Secured Debt (i) which is related to the construction or acquisition of property not previously owned by us or (ii) which is related to the financing of a project involving the development or expansion of our property and (iii) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction (or the proceeds of the property or the project); and any refundings, refinancings and/or replacements of any Secured Debt by or with Secured Debt described in clause (iii) above; and

•  in addition to the Permitted Secured Debt described above, Secured Debt not otherwise so permitted in an aggregate principal amount not exceeding the greater of 10% of our Net Tangible Assets or 10% of our Capitalization.

“Net Tangible Assets” means the amount shown as total assets on our unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as assets on our unconsolidated balance sheet and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.

“Capitalized Lease Liabilities” means the amount, if any, shown as liabilities on our unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by us, which amount will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.

Defeasance

We will be discharged from our obligations on the secured debt securities of a particular series if we irrevocably deposit with the mortgage trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of secured debt securities. This defeasance and discharge may occur only if, among other things, we have delivered to the Mortgage Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the secured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Events of Default

“Event of default,” when used in the Mortgage Indenture with respect to secured debt securities, means any of the following:

•  failure to pay interest on any secured debt securities for 30 days after it is due;

•  failure to pay the principal of or any premium on any secured debt securities when due;

•  failure to perform any other covenant in the Mortgage Indenture that continues for 90 days after we receive written notice of non-performance from the mortgage trustee, or we and the mortgage trustee receive a written notice of non-performance from the holders of at least 33% in aggregate principal amount of the outstanding secured debt securities;

•  events of bankruptcy, insolvency or our reorganization as specified in the Mortgage Indenture; and

•  any other event of default included in any supplemental Mortgage Indenture or officer’s certificate for that series of secured debt securities.

Remedies

If an event of default under the Mortgage Indenture occurs and is continuing, then the mortgage trustee or the holders of at least 33% in aggregate principal amount of the outstanding secured debt securities may declare the principal amount of all of the secured debt securities to be due and payable immediately.

Other than its duties in case of an event of default under the Mortgage Indenture, the mortgage trustee is not obligated to exercise any of its rights or powers under the Mortgage Indenture at the request, order or direction of any of the holders, unless the holders offer the mortgage trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding secured debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the mortgage trustee, or exercising any power conferred upon the mortgage trustee. The mortgage trustee is not obligated to comply with directions that conflict with law or other provisions of the Mortgage Indenture.

Modification and Waiver

The holders of at least a majority in aggregate principal amount of the secured debt securities of all series then outstanding may waive compliance by us with some restrictive provisions of the Mortgage Indenture. The holders of not less than a majority in principal amount of the outstanding secured debt securities may waive any past default under the Mortgage Indenture, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Mortgage Indenture that cannot be modified or be amended without the consent of the holder of each outstanding secured debt securities of any series affected.

The consent of the holders of a majority in aggregate principal amount of the secured debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Mortgage Indenture. However, if less than all of the series of secured debt securities outstanding are directly affected by a proposed supplemental Mortgage Indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding secured debt securities of all series that are directly affected, considered as one class, will be required. No amendment or modification may without the consent of all the holders of the secured debt securities of all series then outstanding:

•  change the stated maturity of the principal of, or any installment of principal of or interest on, any secured debt securities, or reduce the principal amount of any secured debt securities or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any secured debt securities;

•  create any lien ranking prior to the lien of the Mortgage Indenture with respect to more than 10% of the collateral for the secured debt securities or, except as provided in the Mortgage Indenture in connection with releases and the withdrawal of cash held by the mortgage trustee, terminate the lien of the Mortgage Indenture on more than 10% of the collateral for the secured debt securities or deprive any holder of the benefits of the security of the lien of the Mortgage Indenture;

•  reduce the percentage in principal amount of the outstanding secured debt securities of any series the consent of the holders of which is required for any supplemental Mortgage Indenture or any waiver of compliance with a provision of the Mortgage Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•  modify some of the provisions of the Mortgage Indenture relating to supplemental Mortgage Indentures, waivers of some covenants and waivers of past defaults with respect to the secured debt securities of any series.

A supplemental Mortgage Indenture that changes the Mortgage Indenture solely for the benefit of one or more particular series of secured debt securities, or modifies the rights of the holders of secured debt securities of one or more series, will not affect the rights under the Mortgage Indenture of the holders of the secured debt securities of any other series. The Mortgage Indenture provides that secured debt securities owned by us or anyone else required to make payment on the secured debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding secured debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding secured debt securities will be computed as of the record date.

Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any secured debt security will bind every future holder of that secured debt security and the holder of every secured debt security issued upon the registration of transfer of or in exchange for that secured debt security. A transferee will also be bound by acts of the mortgage trustee or us in reliance thereon, whether or not notation of that action is made upon the secured debt security.

Governing Law

The Mortgage Indenture is, and the secured debt securities will be, governed by, and construed in accordance with, the laws of the state of New York except where otherwise required by law.

Information about the Mortgage Trustee

The Mortgage Trustee will be Deutsche Bank Trust Company Americas. Deutsche Bank also serves as the Debenture Trustee and acts as the trustee for certain debt securities of our affiliates. Deutsche Bank makes loans to and performs other financial services for us and our affiliates in the normal course of business.

PLAN OF DISTRIBUTION

We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•       the terms of the offering of the securities;

•       the proceeds we will receive from the sale;

•       any underwriting discounts and other items constituting underwriters’ compensation;

•       any initial public offering price;

•       any discounts or concessions allowed or reallowed or paid to dealers; and

•       any securities exchanges on which we may list the securities.

We may distribute the securities from time to time in one or more transactions at:

•       a fixed price;

•       prices that may be changed;

•       market prices at the time of sale;

•       prices related to prevailing market prices; and

•       negotiated prices.

We will describe the method of distribution in the relevant prospectus supplement.

If we use underwriters with respect to an issuance of securities, we will set forth in the relevant prospectus supplement:

•       the name of the managing underwriter, if any;

•       the name of any other underwriters; and

•       any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

•       entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•       subject the obligations of the underwriters to certain conditions precedent; and

•       obligate the underwriters to purchase all securities offered in a particular offering if any securities are purchased.

In connection with an offering of securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:

•       overallot in connection with the offering, creating a syndicate short position;

•       bid for, and purchase, securities in the open market to cover syndicate short positions;

•       bid for, and purchase, securities in the open market to stabilize the price of the securities; and

•       reclaim selling concessions allowed for distributing the securities in the offering if the syndicate repurchases previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

If we use a dealer in an offering of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

If we use an agent in an offering of securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

We may solicit offers to purchase securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to those sales. We will describe the terms of any such offer in the relevant prospectus supplement.

If we authorize underwriters or other agents to solicit offers to purchase securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under these contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of these purchasers to any conditions except that:

•       we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

•       if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

We will set forth in the relevant prospectus supplement the anticipated delivery date of securities and the prospectus delivery obligations of dealers.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Thompson Hine LLP, Cincinnati, Ohio. Certain legal matters with respect to this offering will be passed upon for the underwriters, if any, by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell has acted as counsel in certain matters for us and some of our affiliates.

EXPERTS

The financial statements and financial statement schedule as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 11, 2005 relating to the financial statements and financial statement schedule of the Company (which report expresses an unqualified opinion on the Company’s financial statements and includes an explanatory paragraph referring to the Company’s change effective January 1, 2003 in its accounting method for asset retirement obligations) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

Registration fee	$52,377	*
Rating agency fees	120,000
Printing	90,000
Trustees’ fees and expenses	20,000
Legal fees and expenses	150,000
Accounting fees and expenses	100,000
Miscellaneous	17,623
Total	$550,000

*       This is the fee paid under the original registration statement. The revised registration fee under Amendment No. 1 is $8,239.

All of the above, except for the registration fee, are estimated.

Item 15.                 Indemnification of Directors and Officers

Sections 271B.8-500 to 271B.8-580 of the Kentucky Revised Statutes provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative because he or she is or was a director or any individual who, while a director, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against a judgment, settlement, penalty, fine, or reasonable expenses (including counsel fees) incurred with respect to a proceeding, if he or she conducted himself or herself in good faith and he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest, and in all other cases, that his or her conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding. Under Section 271B.8-510, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 271B.8-560 provides that a corporation may indemnify an officer, employee, or agent of the corporation who is not a director to the same extent as to a director, and may indemnify and advance expenses to such an individual who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 271B.8-570 authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while such director, officer, employee, or agent, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or insured by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability.

Section 271B.8-580 provides that such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Union Light’s By-Laws provide indemnification to its directors, officers, employees, and agents to the fullest extent authorized by Kentucky law.

Union Light maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

The underwriters, dealers or agents, if any, will agree under certain limited circumstances to indemnify the directors and certain officers of Union Light against certain civil liabilities, principally liabilities under the Securities Act of 1933.

Item 16.                 Exhibits

Exhibit Number		Description
1.A*	—	Form of Underwriting Agreement (unsecured debt securities)
1.B*	—	Form of Underwriting Agreement (secured debt securities—to be filed by amendment)
4.A*	—	Indenture between the Company and Deutsche Bank Trust Company Americas dated December 1, 2004 (unsecured debt securities)
4.B*	—	Form of Mortgage Indenture between the Company and Mortgage Trustee (secured debt securities)
5*	—	Opinion of counsel as to legality of the securities
12*	—	Computation of ratio of earnings to fixed charges
23.A*	—	Consent of counsel (included in the opinion filed as Exhibit 5)
23.B	—	Consent of Deloitte & Touche LLP
24.A*	—	Powers of Attorney
24.B*	—	Certified copy of resolution of the Company’s Board of Directors
25.1.A*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (unsecured debt securities)
25.1.B*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (secured debt securities)

*       Previously filed

Item 17.   Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned Registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 21, 2005.

The Union Light, Heat and Power Company
By:	/s/ JAMES E. ROGERS*
James E. Rogers
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date
(i) Principal executive officer:
	/s/ JAMES E. ROGERS*	Chairman and Chief Executive Officer	October 21, 2005
James E. Rogers
(ii) Principal financial officer:
	/s/ LYNN J. GOOD	Executive Vice President and Chief Financial	October 21, 2005
	Lynn J. Good	Officer
(iii) Principal accounting officer:
	/s/ DAVID L. WOZNY	Vice President and Comptroller	October 21, 2005
David L. Wozny
(iv) Directors:
	/s/ JAMES E. ROGERS*	Director	October 21, 2005
James E. Rogers
	/s/ JAMES L. TURNER*	Director	October 21, 2005
James L. Turner
	/s/ GREGORY C. FICKE*	Director	October 21, 2005
Gregory C. Ficke
*By	/s/ WENDY L. AUMILLER
Wendy L. Aumiller
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description
1.A*	—	Form of Underwriting Agreement (unsecured debt securities)
1.B*	—	Form of Underwriting Agreement (secured debt securities—to be filed by amendment)
4.A*	—	Indenture between the Company and Deutsche Bank Trust Company Americas dated December 1, 2004 (unsecured debt securities)
4.B*	—	Form of Mortgage Indenture between the Company and Mortgage Trustee (secured debt securities)
5*	—	Opinion of counsel as to legality of the securities
12*	—	Computation of ratio of earnings to fixed charges
23.A*	—	Consent of counsel (included in the opinion filed as Exhibit 5)
23.B	—	Consent of Deloitte & Touche LLP
24.A*	—	Powers of Attorney
24.B*	—	Certified copy of resolution of the Company’s Board of Directors
25.1.A*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (unsecured debt securities)
25.1.B*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (secured debt securities)

*       Previously filed.